Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO THE

RECEIVABLES FINANCING AGREEMENT

This FOURTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of July 20, 2018, is entered into by and among the following parties:

(i)	FIRST DATA RECEIVABLES, LLC, as Borrower;

(ii)	FIRST DATA CORPORATION, as initial Servicer; and

(iii)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Committed Lender, Group Agent and Administrative Agent.

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.

BACKGROUND

A.    The parties hereto have entered into a Receivables Financing Agreement, dated as of December 31, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”).

B.    Concurrently herewith, the parties hereto are entering into that certain Third Amended and Restated Fee Letter (the “Amended Fee Letter”), dated as of the date hereof.

C.    Concurrently herewith, the Borrower, the Servicer and the Originators party thereto are entering into that certain Fifth Amendment to the Transfer and Contribution Agreement, dated as of the date hereof (the “TCA Amendment”).

D.    Concurrently herewith, the Borrower, the Servicer and REMITCO LLC are entering into that certain Distribution Agreement, dated as of the date hereof (the “Distribution Agreement”).

E.    Concurrently herewith, the members of the Borrower are entering into the First Amendment to the Borrower’s Limited Liability Company Agreement, dated as of the date hereof, among each of the members party thereto and the Acknowledgment of Existing Member (the “Acknowledgement”), dated as of the date hereof, among the Borrower and each of the members party thereto, whereby REMITCO LLC shall cease to be a member of the Borrower pursuant to the Borrower’s Limited Liability Company Agreement and the Acknowledgement (the “REMITCO Resignation”).

D.    The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1.    Amendments to the Receivables Financing Agreement. The Receivables Financing Agreement is hereby amended as follows:

(a)    The definition of “Net Receivables Pool Balance” set forth in Section 1.01 of the Receivables Financing Agreement is hereby restated as follows:

“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables, minus (b) the Excess Concentration, minus (c) the Subject Receivable Reserve Amount, minus (d) the GBS Receivables Adjustment Factor.

(b)    The definition of “Scheduled Termination Date” set forth in Section 1.01 of the Receivables Financing Agreement is hereby restated as follows:

“Scheduled Termination Date” means July 31, 2021.

(c)    Clause (d) of the definition of “Subject Receivable Eligibility Conditions” set forth in Section 1.01 of the Receivables Financing Agreement is hereby restated as follows:

(d) except to the extent waived in writing by the Administrative Agent, all Collections relating to each Subject Receivable received in such Approved Settlement Account are then being transferred directly to a Lock-Box Account no later than the applicable Sweep Date,

(d)    The following new definitions are hereby added to Section 1.01 of the Receivables Financing Agreement in appropriate alphabetical order:

“Fourth Amendment Date” shall mean July 20, 2018.

“GBS Receivables Adjustment Factor” means, at any time of determination, the product of (a) one minus (i) the number of interchange days in such Fiscal Month divided by (ii) the number of calendar days in such Fiscal Month and (b) the total interchange reduction to the Outstanding Balance of Receivables owing to Subject Originators during such Fiscal Month.

“LMIR Termination Date” has the meaning set forth in Section 5.06.

“Sweep Date” shall mean, with respect to any Collections (a) on any date the Monthly Sweep Rating Condition is satisfied, the date that is thirty-one (31) calendar days following receipt thereof and (b) on any date the Monthly Sweep Rating Condition is not satisfied, no later than five (5) Business Days (or (x) in the case of Collections received in the Exception Account maintained at KeyBank, N.A., six (6) Business Days following receipt thereof and (y) in the case of Receivables due and payable on the day of origination, thirty-one (31) calendar days) following receipt thereof. The “Monthly Sweep Rating Condition” shall be satisfied on any date that the Performance Guarantor maintains ratings on its long-term senior unsecured and uncredit-enhanced debt securities meeting or exceeding either (x) BB- by S&P or (y) Ba3 by Moody’s.

(e)    Clause (a) of Section 2.02 of the Receivables Financing Agreement is restated as follows:

(a) Each Loan hereunder shall be made pursuant to a written request from the Borrower to the Administrative Agent and each Group Agent in the form of a Loan Request attached hereto as Exhibit A. Each such request for a Loan shall be made no later than (i) with respect to any Loan in an amount not exceeding $75,000,000, 12:00 p.m. (New York City time) on the day such Loan is to be made and (ii) with respect to any other Loan, 12:00 p.m. (New York City time) on the Business Day immediately preceding the day such Loan is to be made (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan(s) requested (which shall not be less than $1,000,000 and shall be an integral multiple of $100,000), (ii) the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made (which shall be a Business Day).

(f)    Clause (d) of Section 2.02 of the Receivables Financing Agreement is restated as follows:

(d)    The Borrower shall repay in full the outstanding Capital of each Lender on the Final Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 4.01 and otherwise in accordance therewith. Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders (together with any associated Breakage Fees in respect of such prepaid Capital) on any Business Day upon notice to the Administrative Agent and each Group Agent in the form of a Reduction Notice attached hereto as Exhibit D not later than 4:00 p.m. (New York City time) on the date of the proposed prepayment; provided, however, that each such prepayment shall be in a minimum aggregate amount of $1,000,000 and shall be an integral multiple of $100,000 (or, if less, the Aggregate Capital, plus accrued but unpaid Interest and Fees together with any associated Breakage Fees).

(g)    The following new Section 5.06 is hereby added to the Receivables Financing Agreement:

SECTION 5.06    Successor LMIR.

(a)    If the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 5.04 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 5.04 have not arisen but the applicable supervisor or administrator (if any) of the interest rate used to calculate LMIR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the interest rate used to calculate LMIR shall no longer be used for determining interest rates for loans (either such date, a “LMIR Termination Date”), or (ii) a rate other than the interest rate used to calculate LMIR has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent may (in consultation with the Borrower) choose a replacement index for LMIR and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in Interest based on the replacement index will be substantially equivalent to the all-in Interest based on LMIR in effect prior to its replacement.

(b)    In connection with an LMIR Termination Date, the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 14.01), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Group Agents, unless the Administrative Agent receives, on or before the end of such tenth (10th) Business Day, a written notice from the Majority Group Agents stating that such Majority Group Agents object to such amendment.

(c)    Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a rate based on the interest rate used to calculate LMIR to a replacement index-based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from the interest rate used to calculate LMIR to the replacement index and (B) yield- or risk-based differences between the interest rate used to calculate LMIR and the replacement index.

(d)    Until an amendment reflecting a new replacement index in accordance with this Section 5.06 is effective, each Portion of Capital accruing Interest with reference to LMIR will continue to bear interest with reference to LMIR; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a LMIR Termination Date has occurred, then following the LMIR Termination Date, each Portion of Capital that would otherwise accrue Interest with reference to LMIR shall automatically begin accruing Interest with reference to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(h)    The second sentence of clause (h) of Section 8.01 is restated in its entirety as follows:

The Borrower (or the Servicer on its behalf) shall, and shall cause each Originator to remit all Collections received in an Approved Settlement Account to a Lock-Box Account no later than the applicable Sweep Date.

(i)    The second sentence of clause (f) of Section 8.02 is restated in its entirety as follows:

The Servicer shall, and shall cause each Originator to, remit all Collections received in an Approved Settlement Account to a Lock-Box Account no later than the applicable Sweep Date.

(j)    Schedule II to the Agreement is replaced with Schedule II attached hereto.

SECTION 2.    Representations and Warranties of the Borrower and Servicer. The Borrower and the Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a)    Representations and Warranties. The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof.

(b)    Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with its terms, except (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect relating to creditors’ rights, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)    No Event of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby.

SECTION 3.    Effect of Amendment; Ratification. All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “this Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein. The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 4.    Effectiveness. This Amendment shall become effective as of the date hereof upon when the Administrative Agent shall have received (a) duly executed counterparts to (i) this Amendment, the (ii) the Amended Fee Letter, (iii) the TCA Amendment, (iv) the Distribution Agreement and (v) the REMITCO Resignation and (b) all fees owing under the Amended Fee Letter shall have been paid in full.

SECTION 5.    Consent. By its signature set forth below, the Administrative Agent hereby consents to the REMITCO Resignation and the related amendment.

SECTION 6.    Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.    Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.

SECTION 8.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 9.    GOVERNING LAW AND JURISDICTION.

(a)    THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

(b)    EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 8 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 10.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

FIRST DATA RECEIVABLES, LLC

By:	/s/ Joseph Furlong
Name:	Joseph Furlong
Title:	Treasurer
FIRST DATA CORPORATION, as the Servicer

By:	/s/ Joseph Furlong
Name:	Joseph Furlong
Title:	Treasurer

S-1	Fourth Amendment to Receivables Financing Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President
PNC BANK, NATIONAL ASSOCIATION, as Group Agent for the PNC Group

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President
PNC BANK, NATIONAL ASSOCIATION, as a Committed Lender

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

S-2	Fourth Amendment to Receivables Financing Agreement

SCHEDULE II

Lock-Boxes, Lock-Box Accounts and Lock-Box Banks

KeyBank

ACCOUNT#	ACCOUNT NAME:	ASSOCIATED LOCKBOX #
769681069845	First Data Government Solutions, Inc.	1832
769681069852	First Data Government Solutions, LP	2086
1.

PNC Bank

STAR Processing, Inc. Operating Acct# 1028933448

First Data Merchant Services LLC Leasing Acct # 1029138606

Wells Fargo

Account Names	Account Numbers
First Data Government Solutions, Inc. Lockbox	4121652002
TeleCheck Services, Inc. PIPS	4121795934
TeleCheck Services, Inc	2000036898679
First Data Resources, Inc.	1150034788
First Data Government Solutions, LP	4121651996
TASQ Technology Operating	4945034403
First Data Receivables, LLC	4943298729